Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-145036) of Dolan Media Company our report dated February 27, 2008 on our audit of The Detroit Legal News Publishing, LLC, which appears in the Annual Report of Dolan Media Company on Form 10-K for the year ended December 31, 2007.

/s/  VIRCHOW, KRAUSE & COMPANY, LLP

Southfield, Michigan
March 28, 2008